Exhibit 23.3

CONSENT OF HAN KUN LAW OFFICES

20/F, Kerry Plaza Tower 3, 1-1 Zhongxinsi Road, Futian District

Shenzhen 518048, Guangdong, PRC

Tel: +86 755 3680 6500 Fax: +86 755 3680 6599

Beijing · Shanghai · Shenzhen · Haikou · Wuhan · Hong Kong

www.hankunlaw.com

August 10, 2023

To: Ispire Technology Inc. (the “Company”)

19700 Magellan Drive

Los Angeles, CA 90502

Dear Sirs or Madams:

We understand that the Company is filing a registration statement on Form S-1, on August 10, 2023, including all amendments or supplements thereto (the “Registration Statement”), with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in relation to the Company’s resale of an aggregate of up to 1,117,420 shares of common stock of the Company.

We hereby consent to the use of this letter in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our firm in such Registration Statement.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES